Exhibit 77Q1 (a) - Amendment to the Declaration of Trust of the Registrant, dated November 16, 2006, filed via EDGAR with Post Effective Amendment No. 103 (File No. 811-810) on February 26, 2007 and incorporated herein by reference.

Exhibit 77Q1(e) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Goodwin Capital Advisers, Inc. on behalf of Phoenix Balanced Fund, Phoenix Core Bond Fund and Phoenix Money Market Fund dated March 1, 2007 filed via EDGAR herewith.